UROMED CORPORATION


Exhibit No. 11.  Statement Re: Computation of Net Loss Per Share


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                                                                        Three Months Ended
                                                                              March 31,
                                                                    -------------------------
                                                                       1996           1995
                                                                    -----------   -----------

Net loss                                                            $(3,138,572)  $(2,400,930)
                                                                    ===========   ===========
Net Loss Per Share:

Weighted average shares outstanding:
   Common stock                                                      23,981,379    20,765,519
                                                                    -----------   -----------
Total weighted average shares outstanding                            23,981,379    20,765,519
                                                                    ===========   ===========
Net loss per share                                                  $      (.13)  $      (.12)
                                                                    ===========   ===========

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